EXHIBIT 99.6

PRO FORMA INFORMATION

The unaudited pro forma condensed combined financial statements present financial information for PDL giving effect to the acquisition of the net assets of ESP Pharma (ESP) and the planned sale of our $250 million convertible notes on or about February 2005. The unaudited pro forma condensed combined balance sheet as of September 30, 2004 is presented as if the acquisition and sale of convertible notes occurred on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 is presented as if the acquisition and sale of convertible notes had occurred on January 1, 2003, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2004 is presented as if the acquisition and sale of convertible notes had occurred on January 1, 2004. PDL expects to account for the acquisition of ESP as a business combination pursuant to Financial Accounting Standards Board No. 141, “Business Combinations.”

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present PDL’s pro forma results of operations and financial position in accordance with Article 11 of SEC Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances.  The estimated purchase price has been allocated to the acquired assets and liabilities assumed based on a preliminary determination of their respective fair values.

The pro forma information may not necessarily be indicative of PDL’s results of operations or financial position had the transaction been in effect as of or for the periods presented, nor is such information necessarily indicative of PDL’s results of operations or financial position for any future period or date.  Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of operations for synergies that may be realized through the combination of PDL and ESP or costs that may be incurred in integrating their operations.  The unaudited pro forma condensed combined financial statements should be read in conjunction with PDL’s audited consolidated financial statements and notes thereto included in PDL’s annual report on Form 10-K for the year ended December 31, 2003, the unaudited consolidated condensed financial statements and notes thereto included in PDL’s quarterly reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, and the historical financial statements, including the notes thereto, of ESP, included as Exhibit 99.5 to this Current Report on Form 8-K.

PROTEIN DESIGN LABS, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
(unaudited)
(In thousands, except per share amounts)

	September 30, 2004
	Protein Design Labs, Inc.	ESP Pharma	Pro forma adjustments		Pro forma

ASSETS
Current assets:
Cash and cash equivalents	$130,900	$34,002	$(131,300	)(A)	$33,602
Marketable securities, including $6.8 million of restricted investments at September 30, 2004	288,209	—	—		288,209
Accounts receivable, net of reserves of $3.0 million	—	11,345	—		11,345
Inventories	—	5,429	—		5,429
Other current assets	5,911	5,721	(3,709	)(B)	9,109
			1,186	(E)
Total current assets	425,020	56,497	(133,823)		347,694
Land, property and equipment, net	227,027	1,065			228,092
Intangible assets, net	31,972	58,554	(58,554	)(B)	401,872
			369,900	(B)
Restricted investments	6,688	—	—		6,688
Goodwill	—	—	61,527	(B)	61,527
Other assets	7,073	4,871	(4,856	)(B)	14,202
			7,114	(E)
Convertible note receivable	30,000	—	—		30,000
Total assets	$727,780	$120,987	$241,308		$1,090,075

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,444	$1,236	$—		$5,680
Accrued compensation	7,245	2,477	—		9,722
Accrued clinical trial costs	850	—	—		850
Accrued interest	874	752	(752	)(B)	874
Other accrued liabilities	14,169	13,152	5,290	(C)	32.611
Deferred revenue	17,760	546	(546	)(B)	17,760
Current portion of long-term obligations	1,048	10,700	(10,700	)(D)	1,048
Total current liabilities	46,390	28,863	(6,708)		68,545

Convertible subordinated notes	249,998	—	250,000	(E)	499,998
Other long-term debt	7,675	37,300	(37,300	)(D)	7,675

Convertible preferred stock	—	47,348	(47,348)		—

Commitments and contingencies (Notes 2 and 10)
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 10,000 shares authorized; no shares issued and outstanding	—	—	—		—
Common stock, par value $0.01 per share, 250,000 shares authorized; 95,402 issued and outstanding	954	1	(1	)(F)	1,043
			88	(G)
Additional paid-in capital	682,110	307	(307	)(F)	853,252
			171,142	(G)
Notes receivable – related parties	—	(141)	141	(H)	—
Deferred stock-based compensation	—	(157)	157	(I)	—
Retained earnings (accumulated deficit)	(258,950)	7,457	(7,457	)(J)	(340,050)
			(81,100	)(K)
Accumulated other comprehensive income (loss)	(397)	9	—		(388)
Total stockholders’ equity	423,717	7,476	82,664		513,857
Total liabilities and stockholders’ equity	$727,780	$120,987	$241,308		$1,090,075

See notes to pro forma condensed combined financial statements.

PROTEIN DESIGN LABS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

	Nine months ended September 30, 2004
	Protein Design Labs, Inc.	ESP Pharma	Pro forma adjustments		Pro forma

Revenues:
Royalties	$63,872	$—	$—		$63,872
Product sales, net	—	67,616	—		67,616
License and other	9,323	—	—		9,323
Total revenues	73,195	67,616			140,811

Costs and expenses:
Cost of goods sold	—	26,398	16,479	(L)	42,877
Selling and marketing	—	16,802	—		16,802
Research and development	92,364	4,819	—		97,183
General and administrative	23,182	12,062	—		35,244
Other operating expenses	—	3,370	—		3,370
Acquired in-process research and development	—	—	81,100	(M)	81,100

Total costs and expenses	115,546	63,451	97,579		276,576
Operating income (loss)	(42,351)	4,165	(97,579)		(135,765)

Interest and other income, net	7,689	117	(1,969	)(N)	5,837
Interest expense	(3,929)	(2,442)	(3,604	)(O)	(9,975)
Income (loss) before income taxes	(38,591)	1,840	(103,152)		(139,903)
Provision for income taxes	68	791	(791	)(P)	68
Net income (loss)	$(38,659)	$1,049	$(102,361)		$(139,971)

Basic and diluted net loss per share	$(0.41)				$(1.35)

Shares used in computation of basic and diluted net loss per share	94,771		8,868	(Q)	103,639

See notes to pro forma condensed combined financial statements.

PROTEIN DESIGN LABS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

	Year ended December 31, 2003
	Protein Design Labs, Inc.	ESP Pharma	Pro forma adjustments		Pro forma

Revenues:
Royalties	$52,704	$—	$—		$52,704
Product sales, net		62,545	—		62,545
License and other	13,982	—	—		13,982
Total revenues	66,686	62,545	—		129,231

Costs and expenses:
Cost of goods sold	—	20,610	28,636	(R)	49,246
Selling and marketing	—	13,779	—		13,779
Research and development	82,732	587	—		83,319
General and administrative	27,613	11,587	—		39,200
Other operating expenses	—	2,280	—		2,280
Acquired in-process research and development	85,993	—	81,100	(S)	167,093
Total costs and expenses	196,338	48,843	109,736		354,917
Operating income (loss)	(129,652)	13,702	(109,736)		(225,686)

Interest and other income, net	9,831	108	(2,626	)(T)	7,313
Interest expense	(9,770)	(1,212)	(6,849	)(U)	(17,831)
Impairment loss on investment	(150)				(150)
Income (loss) before income taxes	(129,741)	12,598	(119,211)		(236,354)
Provision for income taxes	73	4,397	(4,397	)(V)	73
Net income (loss)	$(129,814)	$8,201	$(114,814)		$(236,427)

Basic and diluted net loss per share	$(1.40)				$(2.33)

Shares used in computation of basic and diluted net loss per share	92,478		8,868	(W)	101,346

See notes to pro forma condensed combined financial statements.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

On January 24, 2005, Protein Design Labs, Inc. (PDL) and ESP Pharma Holding, Inc. (ESP) entered into a definitive agreement under which PDL will acquire ESP for $300 million in cash and approximately $175 million in PDL common stock, or an aggregate value of approximately $475 million, plus the assumption of net debt of approximately $14 million, as filed with the Commission on Form 8-K on January 25, 2005. On February 1, 2005, PDL and ESP agreed to increase the purchase price payable to the ESP shareholders at the closing of the ESP acquisition by $25 million in cash in connection with the Retavase acquisition from Centocor, Inc. announced by ESP on February 1, 2005, as filed with the Commission on Form 8-K on February 1, 2005.  The closing of the acquisition of ESP is subject to various conditions, including the receipt of antitrust and other regulatory approvals, and is not anticipated to close until late in the first quarter of 2005. PDL expects to account for the acquisition of ESP as a business combination pursuant to Financial Accounting Standards Board Statement No. 141, “Business Combinations.”

The unaudited pro forma condensed combined financial statements present financial information for PDL giving effect to the acquisition of the assets and assumption of liabilities of ESP and the planned sale of our $250 million convertible notes on or about February 2005. The unaudited pro forma condensed combined balance sheet as of September 30, 2004 is presented as if the acquisition and sale of convertible notes occurred on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 is presented as if the acquisition and sale of convertible notes had occurred on January 1, 2003, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2004 is presented as if the acquisition and sale of convertible notes had occurred on January 1, 2004.

For purposes of the unaudited pro forma condensed combined financial statements, PDL assumed an aggregate preliminary purchase price of $501 million, including cash to be paid to the ESP stockholders of $325 million, $171 million in common stock to be issued to the ESP shareholders and estimated transaction costs of $5.3 million. The $171 million is calculated based on 8,868,393 shares of PDL’s common stock to be issued to ESP shareholders and the average closing price of PDL’s common stock from two days before to two days after the public announcement of the agreement. The unaudited pro forma condensed combined financial statements reflect adjustments that are based upon preliminary estimates of the allocation of the purchase price to the acquired assets and liabilities assumed of ESP based on available information and certain assumptions that PDL believes are reasonable in the circumstances.

PDL anticipates a portion of the purchase price (currently estimated to be $501 million) to be allocated to acquired in-process research and development due to ESP’s incomplete research and development programs that had not yet reached technological feasibility and had no alternative future use as of that date.  The preliminary value of the in-process research and development was determined by estimating the related future net cash flows using a present value discount rate of 17% which is based on PDL’s estimated weighted average cost of capital taking into account the risks associated with the projects acquired.

This charge will be recorded as of the acquisition date and included in PDL’s statement of operations for the quarter ending March 31, 2005.  In reaching this determination, PDL considered, among other factors, the stage of development of each potential product acquired, the time and resources needed to complete each product, expected income and associated risks including the inherent difficulties and uncertainties in developing a drug compound including obtaining FDA and other regulatory approvals and risks related to the viability of and potential alternative treatments in any future target markets.

The final allocation of the purchase price, which may be different from the current estimate, will be based upon an appraisal prepared by an independent third party and a comprehensive evaluation of the fair value of the acquired intangible and tangible assets and liabilities, including in-process research and development and liabilities assumed as of the closing date. The final determination of tangible and intangible assets purchased may result in future depreciation and amortization expenses that are different from the preliminary estimates of these amounts.  As a result of these uncertainties, the exact amount of the final purchase price and allocation of such purchase price may differ from the amounts assumed in the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Adjustments

Pro Forma Condensed Combined Balance Sheet as of September 30, 2004

(A) Reflects the cash proceeds from the planned sale of $250 million convertible notes offset against the cash payment of $325 million for purchase of ESP’s outstanding stock, the payment of ESP’s debt of $48 million, and the payment of an estimated $8.3 million in debt issuance costs.

(B) Adjustments to the historical amounts of ESP’s net assets to reflect the estimated fair values of identifiable tangible and intangible assets and liabilities of ESP acquired, including deferred tax assets. The book value of ESP intangible assets, $58.6 million, is eliminated since these assets are recorded at fair value in connection with the acquisition. The fair value of these product rights, or $369.9 million, will be amortized over 7-12 years, the estimated useful lives of these assets.

(C) Reflects the estimated liability for costs and expenses directly related to this transaction, including investment banking, legal and accounting fees which have been included as part of the purchase consideration.

(D) Reflects the 100% payoff of all ESP debt obligations.

(E) Reflects the planned sale of $250 million convertible notes, including the capitalization of estimated debt issuance costs of $8.3 million.

(F) Reflects the elimination of ESP’s equity accounts.

(G) Reflects the issuance of 8,868,393 shares of PDL common stock in connection with the purchase of ESP.

(H) Reflects the repayment of ESP notes receivable in connection with the acquisition.

(I) Elimination of all remaining ESP deferred stock-based compensation resulting from the acceleration of vesting of all ESP employee stock options in connection with the acquisition.

(J) Reflects the elimination of ESP’s retained earnings.

(K) Reflects the estimated acquired in-process research and development charge of $81.1 million related to the acquisition.

Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2004

(L) Reflects the amortization of $28.2 million of the acquired intangible assets based on their estimated fair values and estimated useful lives assigned to these assets at the date of acquisition, partially offset by the elimination of ESP’s amortization expense of $11.7 million.

(M) Reflects the estimated acquired in-process research and development charge of $81.1 million related to the acquisition.

(N) Reflects the decrease in interest income related to the decrease in the cash and marketable securities balances related to the purchase of ESP.

(O) Reflects the additional interest expense related to the planned sale of the $250 million convertible notes assuming an interest rate of 2.75%, including the amortization of debt issuance costs, partially offset against the reduction in interest expense for the payment of ESP’s debt.

(P) Adjustment to eliminate ESP’s provision for income taxes, as the combined company is in a loss position on a pro forma basis.

(Q) Reflects the issuance of 8,868,393 shares of PDL common stock outstanding as a result of the acquisition.

Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2003

(R) Reflects the amortization of $37.6 million of the acquired intangible assets based on their estimated fair values and estimated useful lives assigned to these assets at the date of acquisition, partially offset by the elimination of ESP’s amortization expense of $8.9 million.

(S) Reflects the estimated acquired in-process research and development charge of $81.1 million related to the acquisition.

(T) Reflects the decrease in interest income related to the decrease in the cash and marketable securities balances related to the purchase of ESP.

(U) Reflects the additional interest expense related to the planned sale of the $250 million convertible notes assuming an interest rate of 2.75%, including the amortization of debt issuance costs, partially offset against the reduction in interest expense for the payment of ESP’s debt.

(V) Adjustment to eliminate ESP’s provision for income taxes, as the combined company is in a loss position on a pro forma basis.

(W) Reflects the issuance of 8,868,393 shares of PDL common stock outstanding as a result of the acquisition.